UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2015

ULTRA PETROLEUM CORP.

(Exact name of registrant as specified in its charter)

Yukon, Canada (State or other jurisdiction of incorporation)	001-33614 (Commission File Number 001-33614)	N/A (I.R.S. Employer Identification No.)

400 North Sam Houston Parkway East, Suite 1200

Houston, Texas 77060

(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (281) 876-0120

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07 – Submission of Matters to a Vote of Security Holders

The Annual and Special Meeting of Shareholders of Ultra Petroleum Corp. (the "Company") was held in Houston, Texas on May 21, 2015, and the matters voted upon and the number of votes cast for or against, as well as the number of abstentions and broker non-votes as to such matters, at such meeting, were as stated below.

The following nominees for director of the Company were elected:

MICHAEL D. WATFORD	FOR:	83,193,145
	AGAINST:	1,221,845
	ABSTAIN:	385,707
	INVALID:	0
	NONVOTES:	24,985,953

W. CHARLES HELTON	FOR:	83,295,844
	AGAINST:	1,117,032
	ABSTAIN:	387,821
	INVALID:	0
	NONVOTES:	24,985,953

STEPHEN J. MCDANIEL	FOR:	83,473,395
	AGAINST:	1,141,883
	ABSTAIN:	185,419
	INVALID:	0
	NONVOTES:	24,985,953

ROGER A. BROWN	FOR:	83,484,230
	AGAINST:	1,130,932
	ABSTAIN:	185,535
	INVALID:	0
	NONVOTES:	24,985,953

MICHAEL J. KEEFFE	FOR:	83,764,261
	AGAINST:	850,269
	ABSTAIN:	186,167
	INVALID:	0
	NONVOTES:	24,985,953

The appointment of Ernst & Young LLP to serve as the Company's independent auditor for the fiscal year ending December 31, 2015 was approved:

APPOINTMENT OF AUDITOR	FOR:	109,222,687
	AGAINST:	0
	ABSTAIN:	563,963
	INVALID:	0
	NONVOTES:	0

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The non-binding advisory vote regarding the Company’s executive compensation was approved:

EXECUTIVE COMPENSATION	FOR:	75,229,527
	AGAINST:	9,236,032
	ABSTAIN:	335,138
	INVALID:	0
	NONVOTES:	24,985,953

The shareholder proposal was not adopted:

SHAREHOLDER PROPOSAL	FOR:	17,615,474
	AGAINST:	63,779,078
	ABSTAIN:	3,406,145
	INVALID:	0
	NONVOTES:	24,985,953

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ULTRA PETROLEUM CORP.

May 22, 2015	By: /s/ Garrett B. Smith
Name: Garrett B. Smith
Title: Corporate Secretary